    As filed with the Securities and Exchange Commission on November 23, 1999

                                                      Registration No. 333-55753
--------------------------------------------------------------------------------

                     U.S. Securities and Exchange Commission
                             Washington, D.C. 20549

                        POST-EFFECTIVE AMENDMENT NO. 1 TO

                                    FORM S-4

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                         Baron Capital Properties, L.P.
            --------------------------------------------------------
             (Exact name of registrant as specified in its charter)

         Delaware                        6798                    31-1574856
----------------------------   -------------------------     -------------------
(State or other jurisdiction      (Primary Standard           (I.R.S. Employer
   of incorporation or         Industrial Classification     Identification No.)
     organization)                   Code Number)

                               Baron Capital Trust
            --------------------------------------------------------
             (Exact name of registrant as specified in its charter)

         Delaware                        6798                     31-1584691
----------------------------   -------------------------     -------------------
(State or other jurisdiction      (Primary Standard           (I.R.S. Employer
   of incorporation or         Industrial Classification     Identification No.)
     organization)                   Code Number)

                                                    Gregory K. McGrath
           7826 Cooper Road                          7826 Cooper Road
        Cincinnati, Ohio 45242                    Cincinnati, Ohio 45242
           (513) 984-5001                             (513) 984-5001
  -------------------------------          -----------------------------------
    (Address, including ZIP Code           (Name, address, including ZIP Code,
  and telephone number, including            and telephone number, including
      area code, of registrants'             area code, of agent for service)
    principal executive offices)

                                   Copies to:
                             Edward L. Lublin, Esq.
                         Manatt, Phelps & Phillips, LLP
                         1501 M Street, N.W. , Suite 700
                             Washington, D.C. 20005
                                 (202) 463-4300

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the Registration Statement becomes effective.



NOTE: This Post-Effective Amendment is being filed solely to file a supplement to the prospectus of Baron Capital Properties, L.P., dated November 9, 1999.

               SUPPLEMENT TO THE PROSPECTUS DATED NOVEMBER 9, 1999

                         BARON CAPITAL PROPERTIES, L.P.
                 2,500,000 UNITS OF LIMITED PARTNERSHIP INTEREST

                              EXCHANGE PARTNERSHIPS

        BARON STRATEGIC INVESTMENT FUND, LTD.                     FLORIDA CAPITAL INCOME FUND II, LTD.
        BARON STRATEGIC INVESTMENT FUND II, LTD.                  FLORIDA CAPITAL INCOME FUND III, LTD.
        BARON STRATEGIC INVESTMENT FUND IV, LTD.                  FLORIDA CAPITAL INCOME FUND IV, LTD.
        BARON STRATEGIC INVESTMENT FUND V, LTD.                   FLORIDA INCOME ADVANTAGE FUND I, LTD.
        BARON STRATEGIC INVESTMENT FUND VI, LTD.                  FLORIDA INCOME APPRECIATION FUND I, LTD.
        BARON STRATEGIC INVESTMENT FUND VIII, LTD.                FLORIDA INCOME GROWTH FUND V, LTD.
        BARON STRATEGIC INVESTMENT FUND IX, LTD.                  FLORIDA OPPORTUNITY INCOME PARTNERS, LTD.
        BARON STRATEGIC INVESTMENT FUND X, LTD.                   GSU STADIUM STUDENT APARTMENTS, LTD.
        BARON STRATEGIC VULTURE FUND I, LTD.                      LAMPLIGHT COURT OF BELLEFONTAINE APARTMENTS, LTD.
        BREVARD MORTGAGE PROGRAM, LTD.                            MIDWEST INCOME GROWTH FUND VI, LTD.
        CENTRAL FLORIDA INCOME APPRECIATION FUND, LTD.            REALTY OPPORTUNITY INCOME FUND VIII, LTD.
        FLORIDA CAPITAL INCOME FUND, LTD.

          THE EXCHANGE OFFERING WILL EXPIRE AT 5:00 P.M., NEW YORK
            CITY TIME, ON THE EXPIRATION DATE DESCRIBED IN THE
                      ELECTION FORM, UNLESS EXTENDED.

         Baron Capital Properties, L.P. (the "Operating Partnership"), a Delaware limited partnership, hereby offers, upon the terms and subject to the conditions set forth in the accompanying Prospectus (as the same may be amended or supplemented from time to time, the "Prospectus") and in the accompanying Letter of Transmittal and Election Form (which together constitute the "Exchange Offering"), to issue up to 2,500,000 units of limited partnership interest in the Operating Partnership ("Operating Partnership Units" or "Units"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Statement of which the Prospectus constitutes a part, in exchange for units of limited partnership interest ("Exchange Partnership Units") owned by individual limited partners ("Exchange Limited Partners") in 23 limited partnerships (the "Exchange Partnerships") which directly or indirectly own equity and/or subordinated mortgage interests in one or more residential apartment properties.

         SEE "SUMMARY OF RISK FACTORS" AND "RISK FACTORS" ON PAGES 31 THROUGH 35 AND PAGES 48 THROUGH 68, RESPECTIVELY, FOR A DISCUSSION OF CERTAIN MATERIAL FACTORS WHICH SHOULD BE CONSIDERED IN CONNECTION WITH THE EXCHANGE OFFERING AND THE OWNERSHIP OF OPERATING PARTNERSHIP UNITS AND TRUST COMMON SHARES.

         The Cash Offering by Baron Capital Trust ("Trust") of 2,500,000 Common Shares pursuant to a prospectus dated June 11, 1999, was scheduled to terminate on November 30, 1999. The Trust has determined to extend the expiration date of the Cash Offering to May 31, 2000, which will be the latest date for determining the number of Common Shares of the Trust to be issued to Gregory K. McGrath and Robert S. Geiger, founders of the Trust, in exchange for the Operating Partnership Units they presently own.

------------------------------------------------------------------------------

THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES COMMISSIONS HAVE NOT APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

------------------------------------------------------------------------------

The Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the Common Shares. An offer will only be made by delivery of the prospectus dated November 9, 1999 when accompanied by the Prospectus Supplement.

    The date of this Supplement to the Prospectus is November 23, 1999

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


         ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

         A list of exhibits included as part of this Registration Statement is set forth in the Index to Exhibits which immediately precedes such exhibits.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati, State of Ohio on November 23, 1999.

                                          BARON CAPITAL PROPERTIES, L.P.

                                          By:  Baron Capital Trust,
                                               General Partner

                                          By:  Baron Advisors, Inc.,
                                               Managing Shareholder

                                          By:  /s/ Gregory K. McGrath
                                               -----------------------------
                                               Gregory K. McGrath, President


         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 has been signed by the following person in the capacity and on the date stated.

          NAME                        TITLE                         DATE
          ----                        -----                         ----
                         President of Baron Advisors, Inc.,
/s/ Gregory K. McGrath   Managing  Shareholder of             November 23, 1999
----------------------   Baron Capital Trust,
   Gregory K. McGrath    General Partner of Registrant

                                INDEX TO EXHIBITS

EXHIBIT
NUMBER                                     DOCUMENT DESCRIPTION
-------                                    --------------------
3.1*                Certificate of Limited Partnership of the Registrant.
3.2*                Agreement of Limited Partnership of Registrant, dated as of May 15, 1998
                    (incorporated herein by reference to Exhibit 10.6 to
                    Amendment No. 3 to the Form SB-2 Registration Statement of
                    Baron Capital Trust filed with the Securities and Exchange
                    Commission on May 15, 1998 (Registration No.
                    333-35063).

4.1*                Form of Unit Certificate

5.1*                Form of Opinion of Dennis P. Spates, Esq. as to legality of securities being registered.

5.2*                Form of Opinion of Manatt, Phelps & Phillips, LLP  on certain tax matters.

10.1* Trust Management Agreement, dated as of May 15, 1998, between the Registrant and Baron Advisors, Inc.
                    (incorporated herein by reference to Exhibit 10.1 to Amendment No. 3 to the Form SB-2 Registration Statement of
                    Baron Capital Trust filed with the Securities and Exchange
                    Commission on May 15, 1998 (Registration No. 333-35063).

10.2*               Amended and Restated Declaration of Trust for Baron Capital Trust made as of  August 11, 1998.

10.3*               Indemnification Agreement among the Registrant, Baron
                    Capital Trust (its General Partner), officers of the
                    Registrant and trustees, officers and members of the Board of Baron Capital Trust and such other persons as Baron
                    Capital Trust may designate (included in Section 7.7 of the Agreement of Limited Partnership of the Registrant referenced above in Exhibit 3.2)

10.4*               Amended and Restated Security Escrow Agreement dated as of
                    May 15, 1998 among Gregory K. McGrath, Robert S. Geiger,
                    Baron Capital Trust and American Stock Transfer & Trust
                    Company.

10.5*               Founders' Subscription Agreement.

10.6*               First Amendment to Amended and Restated Security Escrow Agreement, dated
                    April 30, 1999.

10.7*               Amendment to Founders' Subscription Agreement, dated April 30, 1999.


10.8                Second Amendment to Amended and Restated Security Escrow Agreement,
                    dated November 16, 1999

10.9                Amendment to Founders' Subscription Agreement, dated November 16, 1999


23.1*               Consent of Dennis P. Spates, Esq. (included in the opinion filed as
                    Exhibit 5.1 to this Registration Statement).

23.2*               Consent of Manatt, Phelps & Phillips, LLP (included in the opinion filed as Exhibit 5.2 to this Registration Statement)

23.3*               Consents of Elroy D. Miedema, Certified Public Accountant

23.4*               Consents of Rachlin Cohen & Holtz LLP, Independent Certified Public
                    Accountants

99.3*               Prior Performance Table VI: Acquisitions of Properties by
                    Program required under Guide 5 relating to preparation of registration statements relating to interests in real estate limited partnerships.

99.4*               Consent of Consortium Appraisal, Inc. and Consortium Appraisal and
                    Consulting Services, Inc., Appraisal Firms.

99.5*               Consent of Richards Appraisal Service, Inc., Appraisal Firm

99.6*               Appraisal Reports relating to Exchange Properties

99.7*               Computation of Ratio of Earnings to Fixed Changes and Calculation of
                    Weighted Average Partnership Units Outstanding

99.8                Appraisal Reports relating to certain Exchange Properties

------------------------

* Previously filed